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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT
                                     OF 1934

       Date of Report (Date of Earliest Event Reported):  January 21, 1997


                            CROP GROWERS CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                             0-23830                 81-0491497
(State or other jurisdiction       (Commission               (I.R.S. Employer
of incorporation)                 File Number)               Identification No.)

10895 LOWELL, SUITE 300
OVERLAND PARK, KANSAS                                        66210
(Address of principal executive offices)                    (zip code)

                                 (913) 338-7800
              (Registrant's telephone number, including area code)


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ITEM 5:  OTHER EVENTS

On January, 21, 1997, the court in the matter of UNITED STATES OF AMERICA V. CROP GROWERS CORPORATION, JOHN J. HEMMINGSON AND GARY A. BLACK (Crim. No. 96-0181 (GK)) accepted Crop Growers Corporation's (the "Company") plea of NOLO CONTENDERE to two charges brought against it by the Independent Counsel ("IC") appointed to investigate former Secretary of Agriculture Mike Espy. Pursuant to an agreement with the IC, the Company also agreed to pay a fine of $2 million, $1.5 million of which is payable by February 4, 1997 and the balance of which is payable by April 21, 1997. The Company will accrue the full amount of the fine as a charge for the fourth quarter of 1996.

The Company plead NOLO CONTENDERE to Counts One and Four of the charges filed by the IC. Count One alleged conspiracy to make and conceal illegal campaign contributions. Court Four (to which the Company waived venue) alleged the making and keeping of false records and accounts. A NOLO CONTENDERE plea is neither an admission nor a denial of guilt. The Company's agreement with the IC concludes federal criminal prosecution of the Company and its subsidiaries for any and all matters of which the IC is presently aware.

By its terms, the Company's agreement with the IC does not compromise or preclude civil actions by other governmental regulatory authorities, such as the Federal Election Commission, Securities and Exchange Commission, the United States Department of Agriculture, or state insurance regulatory authorities, or shareholders as a result of the allegations made by the IC and the Company's NOLO CONTENDERE plea to Counts One and Four of the indictment. The Company does not believe that its NOLO CONTENDERE plea will adversely affect its ability to continue to participate in the federal multi-peril crop insurance program, although no assurance can be given as to what action the USDA or other regulatory authorities might take in response to the Company's plea and its agreement with the IC.

The trial of the Company's former President and Chief Executive Officer John Hemmingson and its former Executive Vice President Gary Black on charges brought by the IC is currently scheduled to begin on or about January 23, 1997.

A copy of the Company's press release dated January 21, 1997, and the agreement between the Company and the IC are filed as exhibits hereto.

On January 3, 1997, the court dismissed other previously filed charges against the Company. See the Company's Form 8-K filed on January 14, 1997.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

      Exhibit No.                  Description
      -----------                  -----------

      99(1)                        Press Release dated January 21, 1997
      99(2)                        Letter agreement dated January 17, 1997
                                   between Crop Growers Corporation and
                                   the Office of Independent Counsel


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Crop Growers Corporation


                                             By:  /s/ David E. Hill
                                                  -----------------------
                                                  David E. Hill
                                                  Chief Financial Officer

January 23, 1997


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                                  Exhibit Index

Exhibit No.         Description                                       Page
-----------         -----------                                       ----

99(1)               Press Release dated January 21, 1997                5
99(2)               Letter agreement dated January 17, 1997
                    between Crop Growers Corporation and the
                    Office of Independent Counsel                       6


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